                                                                EXHIBIT 10.50(m)
--------------------------------------------------------------------------------

                                   AMD SAXONIA
                   RESEARCH, DESIGN AND DEVELOPMENT AGREEMENT

                               Dated 11 March 1997


                                     between


                         AMD SAXONY MANUFACTURING GMBH,

                                       and

                             AMD SAXONY HOLDING GMBH




--------------------------------------------------------------------------------

                                   AMD SAXONIA
                   RESEARCH, DESIGN AND DEVELOPMENT AGREEMENT


THIS AMD SAXONIA RESEARCH, DESIGN AND DEVELOPMENT AGREEMENT (this "Agreement")
                                                                   ---------
dated as of 11 March, 1997 is entered into between AMD SAXONY MANUFACTURING GMBH, a limited liability company organized and existing under the laws of Germany and registered in the Commercial Register of the Dresden County Court, HRB 13186 ("AMD Saxonia"), and AMD SAXONY HOLDING GMBH, a limited liability
            -----------
company organized and existing under the laws of Germany and registered in the Commercial Register of the Dresden County Court, HRB 13931 ("AMD Holding").
                                                             -----------

WHEREAS, AMD Saxonia is a wholly-owned Subsidiary of AMD Holding which in turn is a wholly-owned Subsidiary of Advanced Micro Devices, Inc., a corporation organized and existing under the laws of the State of Delaware, United States of America ("AMD Inc."), and
          -------

WHEREAS, AMD Saxonia, AMD Holding and AMD Inc. (together, the "AMD Companies")
                                                               -------------
are currently involved in the initial planning stages of a project pursuant to which AMD Saxonia will construct, own and operate inter alia a manufacturing plant to manufacture Wafers using high-volume semiconductor Wafer fabrication processes and an adjoining research and development center (the "Design Center")
                                                                 -------------
to be located in Dresden, Germany, and

WHEREAS, it is expected that the Design Center will employ qualified individuals, mostly hired from local colleges, universities and technical institutes and having advanced educational degrees, to conduct bona fide research on advanced semiconductor products and on the redesign and development of variants of existing semiconductor products, and

WHEREAS, this research is expected to focus on system architecture of microprocessors, circuit designs and improvements of computation and compression algorithms, and the products involved are expected to cover a range of advanced logic devices such as microprocessors and circuits for telecommunications and multimedia applications, and

WHEREAS, AMD Inc. is engaged in research, development, design, manufacturing and marketing of semiconductor products, and

WHEREAS, concurrently herewith AMD Inc. and AMD Holding are entering into an AMD Holding Research, Design and Development Agreement (as amended, supplemented or otherwise modified from time to time, the "AMD Holding Research Agreement"),
                                           ------------------------------
pursuant to which AMD Inc. will obtain, and AMD Holding will provide, assistance in the area of research, design and development of semiconductor products, and

WHEREAS, in order to enable it to fulfill its obligations under the AMD Holding Research Agreement, AMD Holding wishes to obtain assistance in the area of research, design and development of semiconductor products from AMD Saxonia, and AMD Saxonia is willing to provide such assistance, in each case on the terms and subject to the conditions of this Agreement, and

WHEREAS, concurrently herewith (i) AMD Saxonia and AMD Holding are entering into that certain AMD Saxonia Wafer Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the "AMD Saxonia Wafer Purchase
                                           --------------------------
Agreement"), and (ii) AMD Saxonia, AMD Holding and AMD Inc. are entering into
---------
that certain License Agreement (as amended, supplemented or otherwise modified from time to time, the "License Agreement"), and
                        -----------------

WHEREAS, capitalized terms not defined herein shall have the meaning assigned to them in the AMD Saxonia Wafer Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:


                                    ARTICLE I
                                STATEMENT OF WORK

         (a) On the terms and subject to the conditions provided herein, (i) AMD Holding hereby retains AMD Saxonia to provide research, design and development services ("Services") related to semiconductor products to
                                --------
         or for the benefit of AMD Holding or, at its request, to or for the benefit of AMD Inc., Fujitsu AMD Semiconductor Limited ("FASL") or
                                                                  ----
         Subsidiaries of AMD Inc. other than AMD Saxonia, and (ii) AMD Saxonia hereby agrees to use its reasonable commercial efforts to provide the Services. In furtherance of the foregoing, AMD Saxonia shall furnish all personnel, facilities, labor, materials, tools, equipment and supervision as may be necessary and commercially reasonable to provide the Services, including without limitation to research, design and develop custom circuits, schematics and layouts, and to perform such other activities, as AMD Holding shall from time to time reasonably request (the "Design Activity"); it being understood and agreed that,
                       ---------------
         for all purposes of this Agreement, the Services and the Design Activity shall be in all respects comparable and consistent with the Services and the Design Activity under, and as defined in, the AMD Holding Research Agreement.

         (b) AMD Holding acknowledges that AMD Saxonia's obligation is to use its reasonable commercial efforts to provide the Services and Design Activities, and that AMD Saxonia therefore does not undertake and cannot guarantee that the results of the Services and Design Activities will achieve the goals set therefor or that such results will have any commercial value. AMD Holding further acknowledges and agrees that AMD Saxonia shall not be required at any time to take any steps hereunder to provide the Services and/or Design Activities to the extent such steps at such time could reasonably be expected to delay the "Completion Date" under, and as
                                              ---------------
         defined in, the AMD Saxonia Wafer Purchase Agreement.

         (c) AMD Saxonia further agrees, during the term of this Agreement, (i) only to perform Services and engage in Design Activities specifically requested by AMD Holding which request may be made by AMD Inc., FASL or one of AMD Inc.'s Subsidiaries acting pursuant to authorization from AMD Holding hereunder and (ii) not to provide research, design and development services for persons or entities other than AMD Inc., its Subsidiaries or FASL, without the prior consent of AMD Holding.

         (d) AMD Saxonia and AMD Holding agree that this Agreement is limited to research, design and development of semiconductor products. Any activities of AMD Saxonia relating to the production of semiconductors, including the transfer of production tooling, shall not be deemed to be Services or Design Activities hereunder and, to the extent covered thereby, shall be subject to the AMD Saxonia Wafer Purchase Agreement. In the event of any conflict or inconsistency between this Agreement and the AMD Saxonia Wafer Purchase Agreement, the terms of the AMD Saxonia Wafer Purchase Agreement shall prevail.


                                   ARTICLE II
                                    PAYMENTS


         (a) AMD Holding agrees to pay AMD Saxonia for the Services and Design Activities performed under this Agreement an amount equal to AMD Saxonia's total cost of labor, materials, overhead and all other costs incurred for and reasonably allocated by AMD Saxonia to such Services and Design Activities in accordance with German generally accepted accounting principles, plus (i) a surcharge of ten percent (10%) on such costs and (ii) Value Added Tax ("Tax"), if applicable. Any net
                                               ---
         interest expense or other taxes incurred by AMD Saxonia are specifically excluded as a reimbursable cost under this Agreement. Such expenses shall be subject to the AMD Saxonia Wafer Purchase Agreement, to the extent covered thereby. To the extent certain expenses are incurred in support of both the Services and Design Activities, on the one hand, and other activities of AMD Saxonia, on the other hand, a reasonable allocation by AMD Saxonia of such expenses shall be made between the Services and Design Activities, on the one hand, and such other activities, on the other hand.


         (b) Subject to Section (b) of Article I hereof, AMD Holding will
                        -----------    ---------
         authorize the commencement of Services when AMD Saxonia is able to perform the Services contemplated under this Agreement, but in any event no later than when the Design Center is completed to AMD Holding's reasonable satisfaction. The parties may agree that the Services and Design Activity may be phased in over a period of time prior to the completion of the Design Center, but only those costs specifically related to the

         Services and Design Activity and not to the completion of the Design Center shall be reimbursable pursuant to Section (a) of this Article
                                                  -----------         -------
         II.
         --

         (c) AMD Saxonia shall within 30 days after the end of each of its fiscal months, provide AMD Holding with an installment invoice in respect of such fiscal month detailing the Services rendered and the Design Activity undertaken and specifying costs with respect to such Services and Design Activity, and the amount payable by AMD Holding under this Article II with respect thereto. Some of these costs may be
                    ----------
         estimated, budgeted or accrued costs, but shall be subject to a quarterly adjustment to reflect actual costs when finally determined.

         (d) Under this Agreement, invoices shall be rendered and payments shall be made in the lawful currency of the Federal Republic of Germany ("DM"). Invoices shall be paid in full within thirty (30) days of the
           --
         receipt of such invoice. Payments under this Agreement from AMD Holding to AMD Saxonia shall be made by wire transfer deposited into [*], or such other account of AMD Saxonia specified by AMD Saxonia with the prior written consent of Dresdner Bank AG as Agent for the Lenders under the Loan Agreement (including any successor thereto in such capacity, the "Agent") (a copy of which consent shall be delivered by
                        -----
         AMD Saxonia to AMD Holding) with not less than 15 days written notice to AMD Holding. All amounts under this Agreement not paid when due from AMD Holding shall bear interest at the rate of 7.0% per annum from the date due until paid, calculated on the basis of actual days and months elapsed. Accrued interest hereunder shall be due and payable at the end of each calendar month.

         (e) The obligations of AMD Holding hereunder, including, without limitation, the obligation to pay for any Services or Design Activity actually performed by AMD Saxonia, are intended to be absolute and unconditional. The parties hereto hereby expressly acknowledge, agree, and understand that the payment by AMD Holding of all amounts payable by it hereunder shall in no way be prevented, delayed, or otherwise affected as a result of any dispute between the parties (or between any of their Affiliates) nor by any breach of this Agreement or any other agreement entered into in connection herewith and/or any adverse change in the financial or economic condition of AMD Saxonia or any Affiliate thereof, including situations or conditions which would render any or all of AMD Saxonia or any Affiliate thereof in liquidation, bankruptcy, or any kind of insolvency. All obligations of AMD Holding under or in connection with this Agreement shall be paid and performed in all events in the manner and at the times herein provided, irrespective of and without prejudice to, any rights or remedies that are available to the other parties hereto under any agreements or any applicable laws. The foregoing notwithstanding, AMD Holding shall be entitled to setoff, and to raise rights of retention, in respect of payment claims due from it hereunder only to the extent its counterclaim is undisputed by AMD Saxonia or has been the subject of a final, binding arbitral or court decision.

* CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         (f) AMD Saxonia shall keep and maintain, in accordance with German generally accepted accounting principles, books of account and other records with respect to the costs and other amounts charged by AMD Saxonia to AMD Holding under this Agreement.

         (g) AMD Holding shall, upon reasonable written notice to AMD Saxonia, have a right to perform special audits of AMD Saxonia by either outside auditors or one or more of the internal auditors of the AMD Companies, at AMD Holding's own cost. The scope of the audit shall not be limited in any manner.

         (h) AMD Saxonia and AMD Holding agree that the purpose of this Agreement and the related Services and Design Activity is the creation of intellectual property. However, from time to time, such intellectual property may be transferred in the form of tangible personal property. The transfer of any tangible personal property is solely for the purpose of conveying or exchanging intellectual property or "Ideas".
                                                                      -----
         Examples of such tangible personal property may include, but are not limited to, magnetic tapes, pattern generation tapes, test tapes, schematic diagrams, prototypes and prototype tooling. Both parties agree that, in the aggregate, the fair market value of such tangible property transferred to AMD Holding shall not exceed U.S. $5,000 dollars per year. The provisions of this paragraph are intended solely for valuation purposes under the various state sales and use tax rules in the U.S.A. and do not in any way alter the compensation provisions of this Article II, which is the sole and controlling provision for the
                 ----------
         compensation to AMD Saxonia for the Services and Design Activities under this Agreement.


                                   ARTICLE III
                         WORK PERFORMED OUTSIDE GERMANY

         (a) The parties recognize that to implement the intent and purpose of this Agreement, and to bring the research, design and development efforts of AMD Saxonia to the stage at which production of semiconductor products is possible, essential work related to the Design Activity which AMD Saxonia is unable to perform may have to be performed by AMD Inc. on behalf of AMD Holding at AMD Inc. facilities outside Germany.

         (b) It is expressly agreed that all cost for work performed by or on behalf of AMD Holding, at any facility other than the Design Center, will be absorbed by AMD Holding and will not be charged back to AMD Saxonia.

                                   ARTICLE IV
                            CHANGES IN SPECIFICATIONS



         (a) AMD Holding may from time to time request changes in the specifications of semiconductor products undergoing research, design and development during the course of the Design Activity, which request may be made by AMD Inc., FASL or one of AMD Inc.'s Subsidiaries acting pursuant to authorization from AMD Holding. AMD Holding acknowledges that such changes may result in additional delays as well as alteration of designs, drawings, materials, and other items used in the development process and consequently may result in changed costs or delay, that AMD Saxonia shall include such changed costs in its costs reimbursed or to be reimbursed pursuant to Section (a) of Article II,
                                                    -----------    ----------
         and that AMD Saxonia shall have no liability or obligation as a result of any such delays.


         (b) AMD Saxonia will use its reasonable commercial efforts to inform AMD Holding of the changes in cost in sufficient time to authorize or approve such changed costs before they are incurred provided that the
                                                             --------
         failure by AMD Saxonia to do so will not excuse AMD Holding of the obligation to compensate AMD Saxonia in respect of any such changes in cost.


                                    ARTICLE V
                      EFFECTIVE DATE: TERM AND TERMINATION


         (a) This Agreement shall become effective on the date hereof and shall terminate on the earliest of (i) the Loan Agreement Termination Date and (ii) any date upon which the AMD Saxonia Wafer Purchase Agreement terminates in accordance with its terms.


         (b) The provisions of Articles V(c), XV, XVII, XVIII, XIX, and XX of
                               ------------------------------------     --
         this Agreement shall survive any termination of this Agreement.


         (c) Within 30 days after termination of this Agreement, AMD Saxonia shall send a final invoice to AMD Holding for any uninvoiced Services or Design Activity. Such invoice shall be paid in accordance with the payment provisions set forth in Section (d) of Article II hereof.
                                                        ----------

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

AMD Holding represents and warrants to AMD Saxonia as follows:

         (a) Organization; Corporate Power. AMD Holding is a Gesellschaft mit
             -----------------------------
         beschrankter Haftung duly organized and existing under the laws of the Federal Republic of Germany and registered in Dresden, Germa ny; AMD Holding is duly qualified or licensed and (where the term has a technical meaning) is in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification or licensing is required, except for such jurisdictions where the failure to be so qualified or licensed will not materially adversely affect its financial condition, business, operations, or prospects; and AMD Holding has all requisite corporate power and authority (i) to own, operate, and lease its assets and properties and to carry on the business in which it is engaged and in which it currently proposes to engage; and (ii) to execute, deliver, and perform its obligations under this Agreement.

         (b) Corporate Authority; No Conflict. The execution, delivery, and
             --------------------------------
         performance by AMD Holding of this Agreement have been duly authorized by all necessary corporate action (including any necessary shareholder action) on the part of AMD Holding, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect binding on AMD Holding (which violation, in the case of performance only, individually or in the aggregate could reasonably be expected to have a material adverse effect on the financial condition, business, operations or prospects of AMD Holding) or violate the charter of AMD Holding, or (ii) result in a breach of, result in a mandatory prepayment or acceleration of indebtedness evidenced or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement or instrument, to which AMD Holding is a party or by which AMD Holding or its properties are bound or affected, or
         (iii) result in or require (in either case except as contemplated by the Operative Documents), the creation or imposition of any encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by AMD Holding, and AMD Holding is not in default under or in violation of its charter, or any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, or instrument, which default or violation, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, business, operations, or prospects of AMD Holding.

         (c) Valid and Binding Obligations. This Agreement constitutes the
             -----------------------------
         legal, valid, and binding obligation of AMD Holding, enforceable against AMD Holding in accordance with its respective terms, subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or law).

                                   ARTICLE VII
                             WARRANTY AND DISCLAIMER

         (a) AMD Saxonia covenants and warrants (i) that it will perform all Services and Design Activity under this Agreement substantially in accordance with the standards and practices of care, skill and diligence customarily observed by similar firms under similar circumstances at the time they are rendered, and (ii) that all Services and Design Activities shall be free of material defects in workmanship.

         (b) THE WARRANTY CONTAINED IN THIS ARTICLE VII IS THE SOLE AND EXCLUSIVE WARRANTY AS TO THE SERVICES AND DESIGN ACTIVITIES RENDERED AND PROVIDED HEREUNDER, AND IS EXPRESSLY IN LIEU OF ANY EXPRESS OR IMPLIED WARRANTIES, IN FACT OR IN LAW, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AMD SAXONIA ASSUMES NO LIABILITY IN TORT OR STRICT LIABILITY, NOR SHALL AMD SAXONIA BE LIABLE TO AMD HOLDING OR ANY SUBSIDIARY OR AFFILIATE THEREOF FOR LOSS OF USE OF SERVICES OR DESIGN ACTIVITY OR ANY OTHER INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES INCURRED BY AMD HOLDING OR ANY SUBSIDIARY OR AFFILIATE THEREOF. IN NO EVENT SHALL THE LIABILITY OF AMD SAXONIA ARISING IN CONNECTION WITH ANY SERVICES OR DESIGN ACTIVITY PROVIDED HEREUNDER EXCEED THE ACTUAL AMOUNT PAID BY AMD HOLDING TO AMD SAXONIA FOR SERVICES OR DESIGN ACTIVITY INVOLVED IN SUCH CLAIM.


                                  ARTICLE VIII
                                  SEVERABILITY

If any term or provision of this Agreement or the application of this Agreement to any person, entity or circumstance is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remainder of this Agreement shall not be affected, but shall be valid and enforceable as if the invalid term, condition or provision were not a part of this Agreement.


                                   ARTICLE IX
                                    HEADINGS

The headings contained in this Agreement are for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

                                    ARTICLE X
                                  FORCE MAJEURE


         (a) A party to this Agreement shall not be liable for the consequences of any failure to perform, or default in performing, any of its obligations, other than its payment obligations, under this Agreement, if that party can show that such failure is caused by Force Majeure (as defined below).


         (b) Where there has been any such failure, the said failure shall not be considered non-compliance with any term or condition of this Agreement, and all the obligations and times which because of such failure could not be fulfilled shall be deemed to have been suspended while the failure continues. In addition, the party for whom such obligations and/or times have been suspended shall be entitled to take reasonable steps during the pendency of the relevant Force Majeure to limit its losses resulting from such Force Majeure, and following the termination of such Force Majeure such obligations and/or times shall continue to be suspended for such further reasonable period as is necessary for such party to restore its capacity to perform such obligations and/or meet such times.

         (c) For purposes of this Article X, "Force Majeure" means an event
                                  ---------   -------------
         which is not within the reasonable control of the party seeking to rely on the existence of Force Majeure, where the adverse effect of such event on such party's compliance with its obligations under this Agreement is not preventable by such party using all reasonable care and diligence. Such events may include, without limitation, the following: acts of war (whether declared or undeclared), invasion, armed conflict, acts of one or more enemy of the United States of America, Germany or any other country or jurisdiction; blockade or embargo, revolution, riot, bombs, insurrection, or other civil disturbance, sabotage, terrorism, or the threat of any of the foregoing, nuclear explosion, radioactive or chemical contamination or ionizing radiation, strikes, lockouts, industrial action or labor disputes, any effect of the natural elements including, without limitation, lightning, fire, earthquake, flood, strike and other unusual or extreme adverse weather, or environmental conditions or actions of the elements, epidemic or plague, loss of or damage to the Design Center and/or machinery, equipment or materials at, for or in transit to the Design Center, acts of God and any events or circumstances analogous to any of the above.


                                   ARTICLE XI
                             RELATIONSHIP OF PARTIES

AMD Holding and AMD Saxonia shall at all times be independent contractors with respect to each other. Nothing in this Agreement shall constitute either party hereto as the partner, joint venturer, employee or agent of the other such party and neither AMD Holding nor AMD Saxonia shall act or omit to act in such a way as to suggest the contrary to any third party.

                                   ARTICLE XII
                                   ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns; provided, however, that this
                                                    --------
Agreement contemplates personal services of AMD Saxonia and accordingly neither party hereto shall have the right to transfer or assign its interest in this Agreement or, in the case of AMD Saxonia, delegate any obligation hereunder, without the prior written consent of both the other party hereto and, prior to the Loan Agreement Termination Date, of the Agent, and provided further that AMD
                                            -----      ----------------
Saxonia may assign this Agreement to the Agent as security for obligations of
                                         -----
AMD Saxonia under the Loan Agreement and the Agent may further assign this
                                             -----
Agreement to the extent permitted in the proper exercise of the Agent's
                                                                -------
enforcement rights in respect of such security.


                                  ARTICLE XIII
                                     WAIVERS

No delay or omission in exercise of any right or remedy of either party or any default by the other, and no custom or practice of the parties at variance with the terms of this Agreement, shall impair any right or remedy otherwise available nor shall it be construed as a waiver of any right or remedy. Any waiver by either party of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision. AMD Saxonia shall have no right to waive any of its rights or remedies under this Agreement without the prior written consent of the Agent. AMD Holding shall have
                                                   -----
no right to waive any of its rights or remedies under this Agreement without the prior written consent of AMD Inc.


                                   ARTICLE XIV
                                RIGHTS CUMULATIVE

The rights, remedies and powers of each of the parties contained in this Agreement are cumulative and not exclusive of any rights, remedies or powers provided to the parties by applicable law. No single or partial exercise by any of the parties hereto of any right, remedy or power under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.


                                   ARTICLE XV
                                     NOTICES

All notices and other communications required or permitted to be given to or made upon either party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage pre-paid, return receipt requested, or by pre-paid telex, TWX or telegram, or by pre-paid courier service, or by telecopier, to the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated below, or such other addresses or numbers specified in a notice sent or delivered in accordance with the provisions of this Article XV. Any such notice or communication shall be deemed to be given
     ----------
for purposes of this Agreement on the day that such writing or communication is delivered or, in the case only of a telex, telecopier, TWX or telegram, sent to the intended recipient thereof, with confirmation of receipt, in accordance with the provision of this Article XV, or
                      ----------

If to AMD Holding:

AMD Saxony Holding GmbH
Washingtonstr. 16 A/B
01139 Dresden
Attention:  Geschaftsfuhrer
Facsimile:  49-351-8412-150


with a copy to:

Advanced Micro Devices, Inc.
One AMD Place
Sunnyvale, California 94088
Attention:  General Counsel
Facsimile:  (408) 749-3945
If to AMD Saxonia:

AMD Saxony Manufacturing GmbH
Washingtonstr. 16 A/B
01139 Dresden
Attention:  Geschaftsfuhrer
Facsimile:  49-351-8412-150


with a copy to:

Dresdner Bank AG, as Agent
Dr. Kulz-Ring 10
01067 Dresden
Attention: Direktion
Facsimile: 49-351-489-1350

                                   ARTICLE XVI
                          NO EFFECT ON OTHER AGREEMENTS

No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between AMD Holding and AMD Saxonia except as specifically provided in any such other agreement.


                                  ARTICLE XVII
                                  GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.


                                  ARTICLE XVIII
                             ARBITRATION OF DISPUTES

Arbitration under this Article XVIII shall be the exclusive means for a party to
                       -------------
seek resolution of any dispute arising out of, relating to or connected with this Agreement, except that either party may bring an action before a competent court for the issuance of provisional or protective measures.

         (a) The parties hereto agree to submit any dispute, controversy or claim ("Dispute") arising out of, relating to or in any way connected
                 -------
         with this Agreement to final and binding arbitration in the County of Santa Clara, California, under the Commercial Arbitration Rules and Supplementary Procedures for International Commercial Arbitration of the American Arbitration Association ("AAA") then in force except as
                                                ---
         modified in accordance with the provisions of this Article XVIII.
                                                            -------------

         (b) The arbitral tribunal shall be composed of three arbitrators, one appointed by each party, and the two arbitrators so appointed shall, within 15 days appoint a third arbitrator who shall be chosen from a country other than those of which the parties are nationals, who shall be fluent in English, and who shall act as Chairman of the tribunal.

         (c) In arriving at decisions, the arbitrators shall apply the terms and conditions of this Agreement in accordance with the laws of the State of California.

         (d) The award shall be deemed a U.S. award for purposes of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 (the "New York Convention"). The English language shall
                              -------------------
         be used in the arbitral proceedings and all exhibits and other evidence in a language other than English shall be accompanied by English translations when submitted into evidence before the arbitral tribunal.

         (e) The arbitrators are empowered to render the following awards in accordance with any provision of this Agreement or any related agreement: (i) enjoining a party from performing any act prohibited, or compelling a party to perform any act required, by the terms of this Agreement or any related agreement and any order entered into pursuant to this Agreement and (ii) ordering such other legal or equitable relief, including any provisional legal or equitable relief, or specifying such procedures as the arbitrator deems appropriate, to resolve any Dispute submitted for arbitration. The parties shall be entitled to discover all documents and other information reasonably necessary for a full understanding of any legitimate issue raised in the arbitration. They may use all methods of discovery customary under U.S. federal law, including but not limited to depositions, requests for admission, and requests for production of documents. The time periods for compliance shall be set by the arbitrators, who may also set limits on the scope of such discovery. The arbitrators shall not be empowered to award consequential or punitive damages.

         (f) Either party may file an application in any proper court described in Article XIX hereof for a provisional remedy in connection with an
            -----------
         arbitrable controversy hereunder, but only upon the ground that the award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

         (g) The arbitrators shall issue to both parties a written explanation in English of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching the decision.

         (h) Any monetary award shall be made and shall be payable in DM free of any tax or any deduction.

         (i) The award of the arbitral tribunal will be the sole and exclusive remedy between the parties regarding any and all claims and counterclaims with respect to the subject matter of the arbitrated dispute. An award rendered in connection with an arbitration pursuant to this Article XVIII shall be final and binding upon the parties, and
                 -------------
         any judgment upon which an award may be entered and enforced in any court of competent jurisdiction.

                                   ARTICLE XIX
                       CONSENT TO JURISDICTION AND FORUM:
                   AMD HOLDING AND AMD SAXONIA APPOINTMENT OF
                          AGENT FOR SERVICE OF PROCESS





         (a) Subject to Article XVIII, all judicial proceedings brought against
                        -------------
         either party hereto with respect to this Agreement may be brought in the United States District Court for the Northern District of California or in any branch of the Superior Court of the State of California sitting in the City of San Francisco, and by execution and delivery of this Agreement, each such party accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of such courts. In addition, each such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceedings, and hereby further irrevocably and unconditionally waives and agrees to the fullest extent permitted by law not to plead or claim that any such proceeding brought in any such court has been brought in an inconvenient forum.


         (b) AMD Saxonia hereby irrevocably appoints CT Corporation Services as its agent to receive on behalf of AMD Saxonia and its property service of copies of the summons and complaint and any other process which may be served in any proceeding in any state or federal court of competent jurisdiction in the State of California.

         (c) AMD Holding hereby irrevocably appoints CT Corporation Services as its agent to receive on behalf of AMD Holding and its property service of copies of the summons and complaint and any other process which may be served in any proceeding in any state or federal court of competent jurisdiction in the State of California.


                                   ARTICLE XX
                                JUDGMENT CURRENCY

The parties hereto agree that, without prejudice to Articles XVII, XVIII and XIX
                                                    -------------  -----     ---
above:

         (a) if, for purposes of obtaining hereunder an arbitral award or judgment of any court, it is necessary to convert a sum due hereunder in DM into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the prevailing party could purchase DM with such other currency on the Business Day preceding that on which the final award or judgment (as applicable) is given; and


         (b) the obligation of each of the parties hereto in respect of any sum due hereunder from it (the "Payor") to the other party (the
                                     -----
         "Recipient") shall, notwithstanding any judgment in a currency other
          ---------
         than DM, be discharged only to the extent that on the

         Business Day following receipt by the Recipient of any sum adjudged to be so due in such other currency, the Recipient may, in accordance with normal banking procedures purchase DM with such other currency; in the event that the DM so purchased is less than the sum originally due to the Recipient, the Payor, as a separate obligation and notwithstanding any such judgment or award hereby agrees to indemnify and hold harmless the Recipient against such loss, and if the DM so purchased exceeds the sum originally due to the Recipient, the Recipient shall remit to the Payor the excess.


                                   ARTICLE XXI
                                    LANGUAGE

This Agreement is in the English language, which language shall be controlling in all respects.


                                  ARTICLE XXII
                                ENTIRE AGREEMENT

This Agreement, the AMD Holding Research Agreement, the AMD Saxonia Wafer Purchase Agreement, the Confidentiality and Intellectual Property Agreement, the License Agreement and that certain Amended and Restated Management Services Agreement, dated as of even date hereof, embody the entire agreement and understanding between the parties with respect to the subject matter hereto. AMD Holding acknowledges and agrees that it has not relied upon any representation or warranty of the AMD Saxonia in entering into this Agreement and that this Agreement shall remain in force notwithstanding the breach by AMD Saxonia of any such representation or warranty, and AMD Saxonia acknowledges and agrees that it has not relied upon any representation or warranty of AMD Holding in entering into this Agreement except as expressly set forth herein.


                                  ARTICLE XXIII
                                  COUNTERPARTS

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                                  ARTICLE XXIV
                                   AMENDMENTS

No modifications or amendments to this Agreement shall be binding unless in writing and executed by each of the parties hereto and AMD Inc. and, prior to the Loan Agreement Termination Date, without the prior written consent of the Agent.
-----

                                   ARTICLE XXV
                             EUROPEAN MONETARY UNION

The European Economic and Monetary Union anticipates the introduction of a single currency and the substitution of the national currencies of Member States participating in the Monetary Union. On the date on which the Deutsche Mark is replaced by the single currency, conversion into such currency shall take effect. The denomination of the original currency shall be retained for so long as this is legally permissible. Conversions shall be based on the officially fixed rate of conversion. Neither the introduction of the single currency nor the substitution of the national currencies of the Member States participating in European Monetary Union nor the fixing of the official rate of conversion nor any economic consequences that arise from any of the aforementioned events or in connection with European Monetary Union shall give rise to any right to terminate prematurely, contest, cancel, rescind, modify, or renegotiate this Agreement or any of its provisions or to raise any other objections and/or exceptions or to assert any claims for compensation. This Agreement shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals as of the date first written above by causing their duly authorized representatives to sign below.


AMD SAXONY MANUFACTURING GMBH               AMD SAXONY HOLDING GMBH



/s/ Jack L. Saltich                         /s/ Marvin D. Burkett
---------------------------------           ---------------------------------
Geschaftsfuhrer                             Geschaftsfuhrer